Exhibit 10.4

ORDERLY SALE AGREEMENT

THIS ORDERLY SALE AGREEMENT (this “Agreement”) is made and entered into as of [•], [•], by and among ViroPharma Incorporated (“Buyer”), a Delaware corporation, Judson Cooper (“Cooper”) and Joshua Schein (“Schein” and, together with Cooper, the “Holders” and each individually, a “Holder”).1

Preamble

Buyer, HAE Acquisition Corp., a Delaware corporation (“Sub”), and Lev Pharmaceuticals, Inc., a Delaware corporation (“Target”), have entered into that certain Agreement and Plan of Merger, dated as of July 15, 2008 (the “Merger Agreement”), whereby on the terms and subject to the conditions set forth therein, Sub will merge with and into Target and Target will become a wholly-owned subsidiary of the Purchaser (the “Merger”).

As a condition and inducement to Buyer’s willingness to enter into the Merger Agreement and consummate the Merger, the Holders have agreed, among other things, subject to the terms of this Agreement, to make an orderly disposition of Buyer Common Stock received by them as consideration hereunder, as further provided in this Agreement.

Certain capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for such other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DISPOSITION OF SHARES

1.01	Disposition of Shares.

Each Holder, severally and not jointly, hereby agrees that during any one-month period, without the prior written consent of Buyer, such Holder shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Buyer Common Stock acquired by such Holder in the Merger (the “Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Securities, whether any such aforementioned transaction is to be settled by delivery of such Securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case, that would result in the transfer of economic, voting or other beneficial ownership of the Securities in an amount that exceeds 25% of the total number of Securities received by such Holder in the Merger.

[1]	Draft note: to the extent that Cooper or Schein transfer Target shares as permitted in the Voting Agreement to transferees (other than charitable trust transferees who are not required by the terms of the Voting Agreement to execute the Voting Agreement as a result of such transfer), they will also need to sign this agreement as a Holder.

1.02	Notice of Disposition.

Each Holder agrees that within five business days of executing any transaction or taking any other action that is subject to the terms of this Agreement, it will give notice thereof to Buyer of the transaction and shall provide Buyer in such notice, reasonable details of any such transaction.

1.03	Subject Securities; Exceptions.

Any Securities acquired by the Holder in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust or charity may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and such transfer shall not involve a disposition for value. In addition, the Holder may transfer Securities or securities convertible into or exchangeable or exercisable for any Securities (a) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (b) in connection with a merger or acquisition of Buyer or in connection with a tender offer for such Securities.

1.04	Authorization of Transfer Agent.

In furtherance of the foregoing, each Holder hereby authorizes Buyer and its transfer agent and registrar to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

ARTICLE II

MISCELLANEOUS

2.01	Representations and Warranties of the Holders.

Each of the Holders, severally and not jointly, represents and warrants to Buyer as follows:

(a) such Holder has all requisite power, legal capacity, right and authority to enter into this Agreement and to perform his obligations hereunder. This Agreement has been duly executed and delivered by such Holder and constitutes a valid and binding agreement of such Holder enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(b) the execution, delivery and performance by such Holder of this Agreement do not require the consent of any other Person, and do not and will not (a) contravene or constitute a default under or breach or violation of (i) any Laws of any governmental authority applicable to such Holder or (ii) any Contract to which such Holder is a party by which any of his properties or assets are bound, other than defaults that individually or in the aggregate would not impair the ability of such Holder to perform his obligations under this Agreement.

2.02	Termination.

This Agreement shall terminate with respect to a Holder on the earlier of six months after the date hereof or such time as such Holder no longer beneficially owns any Securities.

2.03	Rules of Construction.

This Agreement shall be construed in accordance with the following rules of construction:

(a) the terms defined in this Agreement include the plural as well as the singular;

(b) all references in the Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated articles, sections and other subdivisions of the body of this Agreement;

(c) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and the words “includes” and “including” are not limiting.

2.04	Expenses.

Each of the parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of their own financial or other consultants, investment bankers, accountants, and counsel.

2.05	Entire Agreement.

This Agreement and the documents, instruments and exhibits referred to herein constitute the entire agreement between the parties with respect to the transactions contemplated hereunder and supersede all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

2.06	Amendments.

To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of each of the parties.

2.07	Waiver.

Each party shall have the right to waive any Default in the performance of any term of this Agreement by any other party, to waive or extend the time for the compliance or fulfillment by any other party of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of such party under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the party giving such waiver.

The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

2.08	Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

2.09	Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Holders:

Judson Cooper

c/o Lev Pharmaceuticals, Inc.

675 Third Avenue, Suite 2200

New York, NY 10017

Facsimile Number: (212) 682-2559

Joshua Schein

c/o Lev Pharmaceuticals, Inc.

675 Third Avenue, Suite 2200

New York, NY 10017

Facsimile Number: (212) 682-2559

Copy to Counsel (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Facsimile Number: (212) 728-9592

Attention: Jeffrey S. Hochman

Becker & Poliakoff, LLP

45 Broadway, 11th Floor

New York, NY 10006

Facsimile Number: (212) 557-0295

Attention: Victor J. DiGioia

Buyer:

ViroPharma Incorporated

397 Eagleview Boulevard

Exton, PA 19341

Facsimile Number: (610) 458-7380

Attention: J. Peter Wolf

Copy to Counsel (which shall not constitute notice):

DLA Piper US LLP

6225 Smith Avenue

Baltimore, MD 21209-3600

Facsimile Number: (410) 580-3251

Attention: Howard S. Schwartz

2.10	Governing Law.

Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Delaware. The parties all expressly agree and acknowledge that the State of Delaware has a reasonable relationship to the parties and/or this Agreement. As to any dispute, claim, or Litigation arising out of or relating in any way to this Agreement or the transaction at issue in this Agreement, the parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of any Delaware state court, or federal court of the United States of America sitting in Delaware, and any appellate court from any thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by Law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such court, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

2.11	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

2.12	Captions; Articles and Sections.

The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

2.13	Interpretations.

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the drafter. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

2.14	Enforcement of Agreement.

Each of the Holders agrees that the violation of any of the covenants or agreements contained in this Agreement would cause irreparable damage to Buyer and that Buyer will be entitled to any remedy at law, including damages, and at equity, including temporary and permanent injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

2.15	Waiver of Jury Trial.

Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any such right such party may have to a trial by jury in respect of any Litigation, directly or indirectly, arising out of, or relating to, this Agreement, or the transactions contemplated by this Agreement. Each party certifies that (a) no representative, agent or attorney of the other party has represented expressly or otherwise, that such other party would not, in the event of Litigation, seek to enforce the foregoing waiver, (b) each party understands and has considered the implications of this waiver, (c) each party makes this waiver voluntarily, and (d) each arty as been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 2.15.

2.16	Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

“BUYER”

ViroPharma Incorporated, a Delaware corporation

By:
Name:
Title:

“HOLDERS”

Judson Cooper

Joshua Schein